Exhibit 99.1

Ingevity Corporation 4920 O'Hear Avenue Suite 400 North Charleston, SC 29405 USA www.ingevity.com

News	Contact: Caroline Monahan 843-740-2068 media@ingevity.com

Investors: Bill Hamilton 843-746-2138 investors@ingevity.com

Mike Smith elects to retire as executive vice president and president, performance chemicals, strategy and business development of Ingevity

NORTH CHARLESTON, S.C., Dec. 9, 2021 – Ingevity Corporation (NYSE:NGVT) today announced that effective March 1, 2022, Mike Smith has elected to retire as executive vice president and president, Performance Chemicals, strategy and business development. Beginning January 1, 2022, Rich White, vice president, Industrial Specialties, and Steve Hulme, vice president, Engineered Polymers, at Ingevity will co-lead the company’s Performance Chemicals segment. At that time, White will become senior vice president, Performance Chemicals, and president, Industrial Specialties and Pavement Technologies, and Hulme will be senior vice president, Performance Chemicals, and president, Engineered Polymers.

“Mike has been an integral member of our executive team and instrumental to the success of our Performance Chemicals segment throughout his tenure here,” said John Fortson, chief executive officer at Ingevity. “His leadership helped us smoothly integrate our acquisitions of Georgia-Pacific’s pine chemicals business and the caprolactone division of Perstorp Holding AB. Our Performance Chemicals segment is well positioned for continued growth because of Mike’s dedication and we wish him the best in retirement.”

Smith joined Ingevity in 2016 after 23 years at FMC Corporation, where he served as vice president and global business director for FMC’s health and nutrition business at the time of his departure and had held management roles of increasing responsibility across FMC’s operations in the U.S. and U.K. He serves on the board for the Lowcountry Food Bank in Charleston, South Carolina, and holds a bachelor’s degree in chemistry from the University of Virginia and a Master of Business Administration degree from the University of Michigan.

White joined Ingevity in 2019 from DuPont Nutrition and Health in Copenhagen, Denmark, where he was vice president of global accounts. Prior to DuPont, White spent 18 years at FMC Corporation serving as general manager of the health and nutrition business for the Europe, Middle East and Africa region; global sales director for health and nutrition; global procurement director; and marketing and sales director of the specialty alkali and lithium division. He holds a Bachelor of Arts degree in chemistry from Morgan State University and a Master of Business Administration degree from the University of Pittsburgh.

In 2020, Hulme joined Ingevity from Maysta Chemical, where he was vice president of commercial operations. With over 30 years of experience in the polyurethanes industry managing complex international businesses, he spent 27 years at Air Products and Chemicals in various sales, marketing and business management roles in Germany and China. Hulme was vice president and general manager for the polyurethane additives business at Air Products prior to its sale to Evonik Industries AG. He studied polymer science at Manchester Metropolitan University.

Ingevity: Purify, Protect and Enhance
Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in two reporting segments: Performance Chemicals, which includes specialty chemicals and engineered polymers, and Performance Materials, which includes high-performance activated carbon. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, publication inks, coatings, elastomers, bioplastics and automotive components that reduce gasoline vapor emissions. Headquartered in North Charleston, South Carolina, Ingevity operates from 25 locations around the world and employs approximately 1,850 people. The company is traded on the New York Stock Exchange (NYSE:NGVT). For more information visit www.ingevity.com.

Cautionary Statements About Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “believes,” “anticipates” or similar expressions. Forward-looking statements may include, without limitation, personnel changes, expected financial positions, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; and the impact of COVID-19. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, adverse effects from the COVID-19 pandemic; adverse effects of general economic and financial conditions; risks related to international sales and operations; and the other factors detailed from time to time in the reports we file with the SEC, including those described under "Risk Factors" in our Annual Report on Form 10-K, our Form 10-Q for the quarter ended September 30, 2021, and other periodic filings. These forward-looking statements speak only as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.